UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

FrontView REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42301	93-2133671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 McKinney Avenue Suite L10
Dallas, Texas		75204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 796-2445

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	FVR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2026, FrontView REIT, Inc. (the “Company”) and FrontView Operating Partnership LP, the Company’s operating partnership, entered into an Amended and Restated Distribution Agreement, dated August 19, 2026 (the “Distribution Agreement”), with J.P. Morgan Securities LLC, BofA Securities, Inc., B. Riley Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Compass Point Research & Trading, LLC, Huntington Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (and certain of their respective affiliates or agents and other parties named below), acting in their capacity as sales agents and, in certain cases, as forward sellers and/or as forward purchasers, which amended and restated the distribution agreement, dated February 27, 2026. In accordance with the terms of the Distribution Agreement, the Company may sell, from time to time, shares of its common stock, $0.01 par value per share, having an aggregate gross sales price of up to $125.0 million (the “Shares”) pursuant to a continuous offering program. The entities listed above, when acting in their capacity as sales agents, are referred to individually as an “Agent” and collectively as “Agents.” The entities listed above, Nomura Securities International, Inc. (acting through BTIG, LLC as its agent) and StoneX Financial Inc., when acting in their capacity as agents for the Forward Purchasers (as defined below), are referred to individually as a “Forward Seller” and collectively as “Forward Sellers.” Unless otherwise expressly stated or the context otherwise requires, the “appointed”, “applicable” or “relevant” Forward Seller with respect to a particular Forward Purchaser will be the Forward Seller entity that is the same entity as, or an affiliate of, such Forward Purchaser.

As of the date hereof, the Company previously sold Shares having an aggregate gross sales price of approximately $50.7 million under the Distribution Agreement, leaving an available balance of Shares having an aggregate gross sales price of up to approximately $74.3 million that may be offered and sold pursuant to the Distribution Agreement.

Pursuant to the terms of the Distribution Agreement, the Company may sell the Shares, from time to time, through the Agents, acting as the Company’s sales agents, or directly to the Agents, acting as principal, at a price per share to be agreed upon at the time of sale. If the Company sells Shares to an Agent as principal, it will enter into a separate terms agreement with that Agent. Sales of the Shares, if any, will be made in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, or in negotiated transactions, which may include block trades, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Agents are not required to sell any specific number or dollar amount of the Shares, but each Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell Shares designated by the Company in accordance with the Distribution Agreement. The Company will pay each Agent a commission of up to 2.0% of the gross sales price of the Shares sold by such Agent.

The Distribution Agreement provides that, in addition to the issuance and sale of the Shares to or through the Agents, the Company may also enter into one or more forward sale agreements under separate master forward confirmations and any related supplemental confirmations with each of JPMorgan Chase Bank, National Association, Bank of America, N.A., B. Riley Securities, Inc., CF Secured, LLC, Huntington Securities, Inc., Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Royal Bank of Canada, StoneX Financial Inc., Truist Bank, and Wells Fargo Bank, National Association (or their affiliates). When acting in their capacity as purchasers under any forward sale agreement, these entities are referred to individually as a “Forward Purchaser” and collectively as the “Forward Purchasers.” In connection with any forward sale agreement, the relevant Forward Purchaser (or its affiliate) will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable laws and regulations, to borrow from third parties and sell, through its affiliated Forward Seller, the number of shares of common stock underlying the particular forward share agreement.

In one form of forward sale agreement, referred to as a “contingent forward transaction,” that the Company may enter into with Jefferies LLC, JPMorgan Chase Bank, National Association, Bank of America, N.A., B. Riley Securities, Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, Truist Bank, and Wells Fargo Bank, National Association (or their affiliates), each as Forward Purchaser (when acting in such capacity, individually, a “Contingent Forward Purchaser” and, collectively, the “Contingent Forward Purchasers”), the Company’s obligation to sell, and the applicable Contingent Forward Purchaser’s obligation to purchase, shares of common stock underlying such forward sale agreement at the applicable forward sale price is contingent on the applicable Contingent Forward Purchaser’s exercise (or deemed exercise) of a contingency, which may occur in whole or in part from time to time prior to specified contingency expiration dates. To the extent such contingency is exercised with respect to a portion of such contingent forward transaction, such portion is referred to as the “contingency exercised portion,” and the remaining portion to the extent such contingency is not yet exercised, but may subsequently be exercised, as the “contingent portion.”

In another form of forward sale agreement, referred to as a “non-contingent forward transaction,” that the Company may enter into with any of the Forward Purchasers, the Company’s obligation to sell, and the applicable Forward Purchaser’s obligation to purchase, shares of common stock underlying such forward sale agreement at the applicable forward sale price is not subject to the contingency described above. In this Current Report on Form 8-K, the term “fixed share forward transaction” refers to such a non-contingent forward transaction, as well as the contingency exercised portion of a contingent forward transaction.

The Company will not initially receive any proceeds from the sale of any borrowed Shares by the Forward Sellers, but the Company may receive contingency premiums from the applicable Forward Purchaser in connection with any contingent forward transactions. The Company currently expects to fully physically settle each fixed share forward transaction, if any, with the relevant Forward Purchaser on one or more dates specified by the Company after the effective date in the case of a non-contingent forward transaction or the contingency completion date in the case of a contingent forward transaction and on or prior to the maturity date of such fixed share forward transaction, in which case the Company expects to receive aggregate net proceeds at settlement equal to the number of shares specified in such fixed share forward transaction multiplied by the relevant forward sale price, subject to price adjustments and other provisions of the relevant forward sale agreement. However, subject to certain exceptions, the Company may also elect to cash settle or net share settle a particular forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of common stock (in the case of net share settlement) to the relevant Forward Purchaser.

In connection with any forward sale agreement, the Company will pay a commission, in the form of a reduced initial forward price under the related forward sale agreement with the applicable Forward Purchaser, at a mutually agreed rate that will not exceed 2.0% of the initial forward price for the contingency exercised portion of a contingent forward transaction or 2.0% of the gross sales price of all borrowed Shares sold during the applicable forward hedge selling period by it as a Forward Seller in connection with a non-contingent forward transaction.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-292002), which was declared effective by the Securities and Exchange Commission (“SEC”) on December 17, 2025, and a prospectus supplement, dated August 19, 2026, as the same may be amended or supplemented. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the Shares.

The foregoing description of the Distribution Agreement and the master forward confirmations (and related supplemental confirmations) does not purport to be complete and is qualified in its entirety by the full text of the Distribution Agreement (including the form of master forward confirmation for a contingent forward transaction) and the form of master forward confirmation for a non-contingent forward transaction, which are attached as Exhibits 1.1 and 1.2 hereto, respectively, and are incorporated by reference herein. In addition, a copy of the opinion of Venable LLP regarding the legality of the Shares that may be sold pursuant to the Distribution Agreement is filed hereto as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
1.1

Amended and Restated Distribution Agreement, dated as of August 19, 2026, by and among FrontView REIT, Inc., FrontView Operating Partnership LP, and each of Agents, Forward Sellers and Forward Purchasers named therein (including the Form of Master Forward Confirmation for Contingent Forward Transactions).

1.2	Form of Master Forward Confirmation for Non-Contingent Forward Transactions (incorporated herein by reference to Exhibit 1.2 to the Current Report on Form 8-K filed with the SEC on February 27, 2026).
5.1	Opinion of Venable LLP regarding the legality of the securities being registered
23.1	Consent of Venable LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FrontView REIT, Inc.

Date:	August 19, 2026	By:	/s/ Pierre Revol
Pierre Revol Chief Financial Officer, Treasurer and Secretary